As filed with the Securities and Exchange Commission on June 8, 2011
Registration No. 333-174247

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
TECHNICAL COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)
Massachusetts
(State or other jurisdiction of incorporation or organization)
04-2295040
(IRS Employer Identification Number)
100 Domino Drive
Concord, MA 01742-2892
(978) 287-5100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Carl H. Guild, Jr.
President and Chief Executive Officer
Technical Communications Corporation
100 Domino Drive
Concord, MA 01742-2892
(978) 287-5100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a copy to:
David A. White, Esq.
White White & Van Etten PC
55 Cambridge Parkway
Cambridge, Massachusetts 02142
(617) 225-6900
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each class of securities to be	Amount to be	aggregate price	aggregate offering	Amount of
registered	registered(1)(2)	per unit(2)	price(2)	registration fee(3)
Common Stock, $0.10 par value(4)	—	—	—	—
Warrants	—	—	—	—
Total	$5,000,000	—	$5,000,000	$580.50 *

*	Previously paid.

(1)	An indeterminate number of the securities of each identified class are being registered as may be issued and sold from time to time at indeterminate prices, with an aggregate public offering price not to exceed $5,000,000 (on a consolidated basis) or the equivalent thereof in one or more currencies.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities.

(3)	Estimated in accordance with Rule 457(o) solely for the purpose of calculating the registration fee.

(4)	Includes common stock purchase rights attached to the common stock. There is also being registered hereunder an indeterminate number of shares of common stock that may be issued upon exercise of warrants registered hereunder, and that may be issued in accordance with Rule 416 of the Securities Act as a result of stock splits, stock dividends and similar transactions.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE
This Amendment No. 1 is being filed to update the list of documents previously filed with the Securities and Exchange Commission and “incorporated by reference” into this registration statement that appears under the heading “Incorporation of Certain Information by Reference” below.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated June 8, 2011

Technical Communications Corporation
$5,000,000
Common Stock
Warrants

     We may offer and sell from time to time shares of our common stock and/or warrants to purchase shares of our common stock on terms to be determined at the time of sale. We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of $5,000,000. This means:
•	we will provide a prospectus supplement each time we issue securities, specifying the securities being sold; and

•	the prospectus supplement will inform you about the specific terms of that offering and may also add, update or modify information contained in this document.
     You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein, carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.
     The securities being sold may be sold on a delayed or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. See “Plan of Distribution” in this prospectus and any prospectus supplement. If any dealers, agents or underwriters are involved in the sale of the securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.
     Our common stock is traded on the NASDAQ Capital Market under the symbol TCCO. On June 3, 2011, the closing price of our common stock as reported on the NASDAQ Capital Market was $8.29 per share. The warrants offered under this prospectus are not publicly traded.

Investing in our securities involves a high degree of risk.
See “RISK FACTORS” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is ________, 2011.

ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”). By using a shelf registration statement, we may, from time to time, issue and sell our common stock and/or warrants to purchase shares of common stock in one or more offerings up to an aggregate maximum offering price of $5,000,000 (or its equivalent in foreign or composite currencies). Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. The prospectus supplement may also add, update or change any of the information contained in this prospectus or the documents incorporated by reference into this prospectus.
     This prospectus and any prospectus supplements provide you with a general description of the company and our securities; for further information about our business and our securities, you should refer to the registration statement, the reports incorporated by reference in this prospectus, and the exhibits. The exhibits to our registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
     You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized any other person to provide you with different information or make any representations other than those contained herein or therein. If any such information is given or any such representation is made, you should not rely on it.
     The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.
     We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.
     References in this prospectus to “us”, “we” “our”, “TCC” and the “Company” mean Technical Communications Corporation and its wholly-owned subsidiary, TCC Investment Corp., unless the context otherwise requires.

PROSPECTUS SUMMARY
     This summary highlights key aspects of the information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page 4 of this prospectus, and those additional documents to which we refer before making an investment decision. See “Where You Can Find More Information” on page 20.
Our Business
     Technical Communications Corporation designs, manufactures, markets and sells communications security devices and systems. The secure communications solutions provided by TCC protect vital information transmitted over a wide range of data, fax and voice networks. TCC’s products have been sold into over 115 countries and are in service with governments, military agencies, telecommunications carriers, financial institutions and multinational corporations.
     The Company’s products consist of sophisticated electronic devices that enable users to transmit information in an encrypted format and permit recipients to reconstitute the information in a deciphered format if the recipient possesses the right decryption “key”. The Company’s products can be used to protect confidentiality in communications between radios, telephones, facsimile machines and data processing equipment over wires, fiber optic cables, radio waves and microwave and satellite links. A customer may order equipment that is specially programmed to scramble transmissions in accordance with a code to which only the customer has access. The principal markets for the Company’s products are foreign and domestic governmental agencies, law enforcement agencies, financial institutions, and multinational companies requiring protection of mission-critical information.
     TCC historically and presently designs and develops its own equipment and software to meet the requirements of general secure communications applications, as well as the custom-tailored requirements of specific users. Management believes the coordinated development of cryptographic software and associated hardware allows TCC to provide high-strength encryption security products with efficient processing and transmission. Both criteria, the Company believes, are essential to customer satisfaction.
     TCC manufactures most of its products using third-party vendors for the supply of components and selected processing. Final assembly, software loading, testing and quality assurance are performed by TCC at its factory. This manufacturing approach allows TCC to competitively procure the components from multiple suppliers while maintaining control of the manufacture and performance of the final product.
     Our products are sold worldwide through a variety of channels depending on the country and the customer. Generally, TCC does not use stocking distributors because the Company’s products are required to be sold under an applicable U.S. government license, which generally requires end-user information. Rather, the Company sells directly to customers, original equipment manufacturers and value-added resellers using its in-house sales force as well as domestic and international representatives, consultants and distributors. The marketing and selling approach varies with each country and often involves extensive test and demonstration activity prior to the consummation of a sale. TCC has a network of in-country representatives and consultants who conduct performance demonstrations, market the products and close the sale, and who handle on behalf of TCC many of the ancillary requirements pertaining to importation duties, taxes, registration fees, and product receipt and acceptance. After-sale, in-country support by the representatives maintains customer satisfaction and provides a liaison for the Company’s customer support services.
     The worldwide market for our Government Systems products remains a principal focus for TCC, as the Company believes increasing concerns with security will sustain demand for increased protection of both voice and data networks. Management plans selected, evolutionary upgrades to our government/military products both to meet new requirements of the market and to provide entry into new markets. We believe the ability of TCC to custom-tailor cryptographic functions and control systems to meet unique customer requirements will meet a growing demand as governments become more sophisticated in defining their communications security needs.

     Our principal executive offices are located at 100 Domino Drive, Concord, MA 01742. Our telephone number is (978) 287-5100 and our Internet address is www.tccsecure.com. The contents of our website are not a part of this prospectus and should not be considered to be a part of, or incorporated into, this prospectus.

RISK FACTORS
     You should carefully consider the following risk factors that affect our business. Such risk factors could cause our actual results to differ materially from those that are expressed or implied by forward-looking statements contained herein. Some of the risks described relate principally to our business and the industry in which we operate. Others relate principally to the securities market and ownership of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks are described elsewhere herein or in the materials incorporated herein by reference. Other risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks, and the trading price of our common stock could decline. The discussion of our risk factors should be read in conjunction with the financial statements and notes thereto referenced herein.
Risks Related to Our Business
Our quarterly operating results may fluctuate and our future revenues and profitability are uncertain.
     We have experienced significant fluctuations in our quarterly operating results during the last five years and anticipate continued substantial fluctuations in our future operating results. A number of factors have contributed to these quarterly fluctuations including, but not limited to:
•	introduction and market acceptance of new products and product enhancements by us and our competitors;

•	budgeting cycles of customers, including the U.S. government;

•	timing and execution of individual contracts;

•	competitive conditions in the communications security industry;

•	changes in general economic conditions; and

•	shortfalls of revenues in relation to expectations that formed the basis for the calculation of fixed expenses.
Our future success will depend on our ability to respond to rapid technological changes in the markets in which we compete.
     The markets for TCC’s products and services are characterized by rapid technological developments, changing customer technological requirements and preferences, frequent new product introductions, enhancements and modifications and evolving industry standards. Our success will depend in large part on our ability to correctly identify emerging technological trends, enhance capabilities, and develop and manufacture new technologies and products quickly, in a cost-effective manner, and at competitive prices. The development of new and enhanced products is a complex and costly process. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce such new products and enhancements. Our choices for developing technologies may prove incorrect if customers do not adopt the products we develop or if the technologies ultimately prove to be technically or commercially unviable. Development schedules also may be adversely affected as the result of the discovery of performance problems. If we fail to timely develop and introduce competitive new technologies, our business, financial condition and results of operations would be adversely affected.
Existing or new competitors may develop competing or superior technologies.
     The industry in which the Company competes is highly competitive, and the Company has several domestic and foreign competitors. Many of these competitors have substantially greater financial, technical, sales and marketing, distribution and other resources, greater name recognition and longer standing relationships with customers. Competitors with greater financial resources can be more aggressive in marketing campaigns, can survive sustained price reductions in order to gain market share, and can devote greater resources to support existing products and develop new competing products. Any period of sustained price reductions for our products would have a material adverse effect on the Company’s financial condition and results of operations. TCC may not be able to compete successfully in the future and competitive pressures may result in price reductions, loss of market share or otherwise have a material adverse effect on the Company’s financial condition and results of operations. It is also possible that competing products will emerge that may be superior in quality and performance and/or less expensive than those of the Company, or that similar technologies may render TCC’s products obsolete or uncompetitive and prevent the Company from achieving or sustaining profitable operations.
The operating performance of our products is critical to our business and reputation.
     The sale and use of our products entail a risk of product failure, product liability or other claims. Occasionally, some of our products have quality issues resulting from the design or manufacture of the product or the software used in the product. Often these issues are discovered prior to shipment and may result in shipping delays or even cancellation of orders by customers. Other times problems are discovered after the products have shipped, requiring us to resolve issues in a manner that is timely and least disruptive to our customers. Such pre-shipment and post-shipment problems have ramifications for TCC, including cancellation of orders, product returns, increased costs associated with product repair or replacement, and a negative impact on our goodwill and reputation. Once our products are in use, any product failure, including software or hardware failure, which causes a breach of security with respect to our customer’s confidential communications, could have a material adverse effect on TCC. There is no guarantee of product performance or that our products are adequate to protect against all security breaches. While we attempt to mitigate such risks by maintaining insurance and including warranty disclaimers and liability limitation clauses in our arrangements with customers, such mitigation devices may not protect us against liability in all instances. If our products failed for any reason, our clients could experience data loss, financial loss, personal and property losses, harm to reputation, and significant business interruption. Such events may expose us to substantial liability, increased regulation and/or penalties, as well as loss of customer business and a diminished reputation. Any product liability claims and related litigation would likely be time-consuming and expensive, may not be adequately covered by insurance, and may delay or terminate research and development efforts, regulatory approvals and commercialization activities.
If our products and services do not interoperate with our end-users’ products, orders could be delayed or cancelled, which could significantly reduce our revenues.
     Our products are designed to interface with our end-users’ existing products, each of which has different specifications and utilizes multiple protocol standards. Many of our end-users’ systems contain multiple generations of products that have been added over time as these systems have grown and evolved. Our products and services must interoperate with all of these products and services as well as with future products and services that might be added to meet our end-users’ requirements. If our products do not interface with those within our end-users’ products and systems, orders for our products could be delayed or cancelled, which could significantly reduce our revenues.
Government regulation and legal uncertainties could harm our business.
     As a party to a number of contracts with the U.S. government and its agencies, the Company must comply with extensive regulations with respect to bid proposals and billing practices. Should the U.S. government or its agencies conclude that the Company has not adhered to federal regulations, any contracts to which the Company is a party could be canceled and the Company could be prohibited from bidding on future contracts. Moreover, payments to the Company for work performed on contracts with agencies of the U.S. government are subject to audit and adjustment. The Company could be required to return any payments received from U.S. government agencies if it is found to have violated federal regulations. In addition, U.S. government contracts may be canceled at any time by the government with limited or no notice or penalty. Contract awards are also subject to funding approval from the U.S. government, which involves political, budgetary and other considerations over which the Company has no control.
     The Company’s security products are subject to export restrictions administered by the U.S. Department of Commerce and Department of State, which license the export of encryption products, subject to certain technical restrictions. In addition, U.S. export laws prohibit the export of encryption products to a number of hostile countries and some end-users. Although to date the Company has been able to secure necessary U.S. government export licenses, there can be no assurance that the Company will continue to be able to secure such licenses in a timely manner in the future, or at all. Delays in obtaining necessary approvals could be costly in terms of lost sales opportunities and compliance costs. Should export restrictions and regulations become more restrictive, or should new laws be enacted, it could have a negative impact on the Company’s international business, which impact could be material.
Contracts with the U.S. government may not be fully funded at inception and are subject to termination.
     A portion of our revenues has historically been generated under agreements with the U.S. government. Any changes or delays in the budget of the U.S. government, and in particular defense spending, could affect our business, and funding levels are difficult to predict with any certainty. Moreover, certain multi-year contracts are conditioned on the continuing availability of appropriations. However, funds are typically appropriated on a fiscal-year basis, even though contract performance may extend over many years, making future sales and revenues under multi-year contracts uncertain. Changes in appropriations and budgets as well as economic conditions generally in subsequent years may impact the funding for these contracts. In addition, changes in funding and other factors may lead to the termination of such contracts. The U.S. government typically has the right to terminate agreements for convenience with little or no penalty. Adverse changes in funding and the termination of government contracts could have a material adverse impact on the Company’s financial condition and results of operations.
Our international operations expose us to additional risks.
     The Company is dependent upon its foreign sales and we expect that sales to foreign end-users will continue to account for a significant portion of our revenues for the foreseeable future. As a result, we are subject to the risks of doing business internationally, including imposition of tariffs or embargoes, export controls, trade barriers and trade disputes, regulations related to customs and export/import matters, fluctuations in foreign economies and currency exchange rates, longer payment cycles and difficulties in collecting accounts receivable, the complexity and necessity of using foreign representatives, consultants and distributors, tax uncertainties and unanticipated tax costs due to foreign taxing regimes, the difficulty of managing and operating an enterprise spanning several countries, the uncertainty of protection for intellectual property rights and differing legal systems generally, compliance with a variety of laws and economic and geopolitical developments and conditions, including international hostilities, armed conflicts, acts of terrorism and governmental reactions, inflation, trade relationships and military and political alliances.
     We also may not be successful in obtaining the necessary licenses to conduct operations abroad, including the export of many of the Company’s products, and the U.S. government may prevent proposed sales to foreign governments or certain international end-users. Export restrictions, compliance with which imposes additional burdens on the Company, may further provide a competitive advantage to foreign competitors facing less stringent controls on their products and services.
     Finally, an increasing focus of our business is in emerging markets, including South America and Southwest Asia. In many of these emerging markets, we may be faced with risks that are more significant than if we were to do business in developed countries, including undeveloped legal systems, unstable governments and economies, and potential governmental actions affecting the flow of goods and currency.
If the protection of our intellectual property is inadequate, our competitors may gain access to our technologies.
     The Company’s technological expertise and experience, including certain proprietary rights that it has developed and maintains as trade secrets, are crucial to the conduct of the Company’s business and its ability to compete in the marketplace. Such technological expertise and experience are important as they enable an efficient design and development process. Loss of this experience and expertise would have an adverse impact on the Company. To protect our proprietary information, we rely primarily on a combination of internal procedures, contractual provisions, and patent, copyright, trademark and trade secret laws. Such internal procedures and contractual provisions may not prove sufficient to maintain the confidentiality and proprietary nature of such information and may not provide meaningful protection in the event of any unauthorized use or disclosure. Trade secret and copyright laws afford only limited protection. Current and potential patents and trademarks may not provide us with any competitive advantage and patents and trademarks must be enforced and maintained to provide protection, which may prove costly and time-consuming.

     Despite our efforts to safeguard and maintain our proprietary rights, we may not be successful in doing so or the steps taken by us may be inadequate to deter unauthorized parties from misappropriating our technologies or prevent them from obtaining and using our proprietary information, products and technologies. Moreover, our competitors may independently develop similar technologies or design around patents issued to us.
     Other parties may have patent rights relating to the same subject matter covered by our products or technologies, enabling them to prevent us from operating without obtaining a license and paying royalties. Third parties also may challenge our patents or proprietary rights or claim we are infringing on their rights. Any claims of infringement or misappropriation, with or without merit, would likely be time-consuming, result in costly litigation and diversion of resources, and cause delays in the development and commercialization of our products. We may be required to expend significant resources to develop non-infringing intellectual property, pay royalties or obtain licenses to the intellectual property that is the subject of such litigation. Royalties may be costly and licenses, if required, may not be available on terms acceptable to us, the absence of which could seriously harm our business.
     In addition, the laws and enforcement mechanisms of some foreign countries may not offer the same level of protection as do the laws of the United States. Legal protections of our rights may be ineffective in such countries, and technologies developed in such countries may not be protected in jurisdictions where protection is ordinarily available. Our inability to protect our intellectual property both in the United States and abroad would have a material adverse effect on our financial condition and results of operations.
The Company relies on a small number of customers for a large percentage of its revenues.
     We will be successful only if a significant number of customers adopt our secure communications products. Historically the Company has had a small number of customers representing a large percentage of its total sales. Although the Company endeavors to expand its customer base, we expect that sales to a limited number of customers will continue to account for a high percentage of our revenues in any given period for the foreseeable future. This reliance makes us particularly susceptible to factors affecting those customers. If such customers’ business declines and as a result our sales to such customers decline without corresponding sales orders from other customers, our financial condition and results of operations could be adversely affected. It is difficult to predict the rate at which customers will use our products, even in the case of repeat customers, and we do not typically have long-term contractual arrangements.
We may not be able to maintain effective product distribution channels.
     We rely on an in-house sales force as well as domestic and international representatives, consultants and distributors for the sale and distribution of our products. Our sales and marketing organization may be unable to successfully compete against more extensive and well-funded operations of certain of our competitors. In addition, we must manage sales and marketing personnel in numerous countries around the world with the concomitant difficulties in maintaining effective communications due to distance, language and cultural barriers. Further, certain of our distributors may carry competing products lines, which may negatively impact our sales revenues.
Our management has determined that the Company’s internal control over financial reporting is currently not effective.
     Our management team, under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer, conducted an assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the Company’s 2010 fiscal year. In the course of that assessment, management identified a control deficiency that was also identified in the course of its assessments for fiscal years 2009 and 2008. Specifically, management determined that TCC lacked sufficient staff to segregate accounting duties, which could result in a misstatement of balance sheet and income statement items that would not be detected. Management concluded that such control deficiency constituted a material weakness and that our internal control over financial reporting was not effective as of September 25, 2010.
     In addition, the Company determined that during the quarter ended December 25, 2010, a material weakness in our internal control over financial reporting occurred, in that we do not have personnel with an appropriate level of knowledge, experience and training in the application of generally accepted accounting principles as they relate to income taxes. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. We are the process of considering a plan to remediate the identified material weaknesses.
     Until we are able to remediate the material weaknesses identified, such material weaknesses may materially and adversely affect our ability to report accurately our financial condition and results of operations in the future in a timely and reliable manner. In addition, although we review and evaluate our internal control systems to allow management to report on the sufficiency of our internal control over financial reporting, we cannot assure you that we will not discover additional weaknesses in the future or that any corrective actions taken to remediate issues identified during the course of an assessment will be effective. Any such additional weakness or failure to remediate any existing weaknesses could materially adversely affect our financial condition or ability to comply with applicable financial reporting requirements.
We rely on single or limited sources for the manufacture and supply of certain product components.
     For a small percentage of parts, we rely upon a single or limited number of manufacturers and suppliers. Moreover, because we depend on third party manufacturers and suppliers, we do not directly control product delivery schedules or product quality. In addition, we may not be able to maintain satisfactory contractual relations with our manufacturers and suppliers. A significant delay in delivering products to our customers, whether from unforeseen events such as natural disasters or otherwise, could have a material adverse effect on our results of operations and financial condition. If we lose any of our manufacturers or suppliers, we expect that it would take from three to six months for a new manufacturer or supplier to begin full-scale production of one of our products. The delay and expense associated with qualifying a new manufacturer or supplier and commencing production could result in a material loss of revenue and reduced operating margins and harm our relationships with customers. While we have not experienced any significant supply problems or problems with the quality of the manufacturing process of our suppliers and there have been no materially late deliveries of components or parts to date, it is possible that in the future we may encounter problems in the manufacturing process or shortages in parts, components or other elements vital to the manufacture, production and sale of our products.
The loss of existing key management and technical personnel and the inability to attract new hires could have a detrimental effect on the Company.
     Our success depends on identifying, hiring, training, and retaining qualified professionals. Competition for qualified employees in our industry is intense and we expect this to remain so for the foreseeable future. If we were unable to attract and hire a sufficient number of employees, or if a significant number of our current employees or any of our senior managers resign, we may be unable to complete or maintain existing projects or bid for new projects of similar scope and revenue. The Company’s success is particularly dependent on the retention of existing management and technical personnel, including Carl H. Guild, Jr., the Company’s President and Chief Executive Officer. Although the Company has entered into an employment agreement with Mr. Guild, the loss or unavailability of his services could impede our ability to effectively manage our operations.
We may need to expand our operations and we may not effectively manage any future growth.
     As of March 26, 2011, we employed 33 full-time and two part-time employees as well as several full-time and part-time consultants. In the event our products and services obtain greater market acceptance, we may be required to expand our management team and hire and train additional technical and skilled personnel. We may need to scale up our operations in order to service our customers, which may strain our resources, and we may be unable to manage our growth effectively. If our systems, procedures, and controls are inadequate to support our operations, growth could be delayed or halted, and we could lose our opportunity to gain significant market share. In order to achieve and manage growth effectively, we must continue to improve and expand our operational and financial management capabilities. Any inability to manage growth effectively could have a material adverse effect on our business, results of operations, and financial condition.

Risks Related to Our Common Stock
Investors may find it difficult to trade or obtain quotations for our common stock.
     Although our common stock is listed on the NASDAQ Capital Market, trading of our common stock is limited. There can be no assurance a more active market for our common stock will develop. Accordingly, investors must bear the economic risk of an investment in our common stock for an indefinite period of time. Even if a more active market develops, Rule 144 promulgated under the Securities Act, which provides for an exemption from the registration requirements under such act under certain conditions, requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. We may not be able to fulfill our reporting requirements in the future or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.
The price of our common stock has been and may continue to be volatile.
     Historically, the market price of our common stock has fluctuated over a wide range. In fiscal year 2010, our common stock traded in a range from $3.60 to $14.68 per share. It is likely that the price of our common stock will fluctuate in the future. The market prices of securities of small-capitalization companies, including ours, from time to time experience significant price and volume fluctuations unrelated to the operating performance of such companies. In particular, the market price of our common stock may fluctuate significantly due to a variety of factors, including:
•	changing export laws and restrictions and regulatory requirements;

•	changing technologies and telecommunications protocols; and

•	the effects of domestic and foreign political and economic unrest.
In addition, the occurrence of any of the risks described in this “Risk Factors” section could have a material and adverse impact on the market price of our common stock.
Our authorized share capital may be used as an anti-takeover device.
     The Company currently has authorized for issuance 7 million shares of its common stock. The Board of Directors has the authority to issue a significant number of shares of our common stock without further shareholder approval, subject to any limitations imposed by The NASDAQ Stock Market. This may have an anti-takeover effect of delaying or preventing a change of control without further action by our shareholders.
Our Shareholder Rights Plan and certain provisions of our organizational documents could delay or prevent the acquisition of the company, even if such acquisition would be beneficial to shareholders, and could impede changes in our Board.
     Our Shareholder Rights Plan empowers our Board to delay or negotiate, and thereby possibly thwart, any tender offer or takeover attempt the Board opposes. Shareholders who wish to participate in these transactions may not have the opportunity to do so. The rights plan, and certain provisions of our organizational documents, also could limit the price investors are willing to pay in the future for our securities and make it more difficult to change the composition of our Board in any one year. These provisions include the existence of a staggered Board with three classes of directors serving staggered three-year terms and advance notice requirements for shareholders to nominate directors and make proposals.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     We caution you that this prospectus and any accompanying prospectus supplement(s) (including any documents incorporated by reference herein or therein) may contain statements that are not purely historical but rather constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and assumptions and on information currently available, and are predictions and not guarantees of future performance. Such statements are identified by the use of words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “could,” “possible,” “forecast,” and similar words and expressions. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements necessarily involve known and unknown risks, uncertainties and other factors, including but not limited to:
•	future changes in export laws or regulations;

•	changes in technology;

•	the effect of foreign political unrest;

•	the ability to hire, retain and motivate technical, management and sales personnel;

•	the risks associated with the technical feasibility and market acceptance of new products;

•	changes in telecommunications protocols;

•	the effects of changing costs, exchange rates and interest rates; and

•	the Company’s ability to secure adequate capital resources.
Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We believe that our expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of our current business and operational knowledge, but we cannot be sure that our actual results or performance will conform to any future results or performance expressed or implied by any forward-looking statements. We assume no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of these statements except as specifically required by law. Accordingly, past results and trends should not be used to anticipate future results or trends. For a more detailed discussion of the risks facing the Company, see the “Risk Factors” section included herein and the Company’s filings with the Commission.

USE OF PROCEEDS
      Except as otherwise described in an applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our securities registered hereunder for working capital and general corporate purposes, and possibly acquisitions of other businesses, products or technologies. Working capital and general corporate purposes may include our internal research and development programs and expansion of, and investment in, product development to enhance existing products and develop new products.
     Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.
     At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures, which may vary significantly depending on various factors such as our research and development results, regulatory approvals, competition, marketing and sales, and the market acceptance of any products introduced by us or our competitors. Management will have significant discretion in applying the net proceeds from the sale of these securities. Pending application of the net proceeds from any particular offering, we intend to invest such proceeds in short-term, interest-bearing, investment-grade securities.
     We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.
PLAN OF DISTRIBUTION
     We may sell the securities being offered hereby from time to time in one or more of the following ways:
•	through one or more underwriters,

•	through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction),

•	directly to one or more purchasers,

•	through agents,

•	through registered direct or similar offerings,

•	as part of a collaboration with a third party,

•	through at the market offerings,

•	in privately negotiated transactions, and

•	in any combination of these methods of sale.
     We will set forth in a prospectus supplement the terms of the offering of securities, including:
•	the name or names of any agents, underwriters or dealers,

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale,

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any over-allotment options under which underwriters may purchase additional securities from us, and

•	any discounts or concessions allowed or reallowed or paid to dealers.
     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
     Underwriters, dealers, agents and others that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”) and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers, agents and others and will describe their compensation. We may have agreements with underwriters, dealers, agents and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and others may engage in transactions with or perform services for us in the ordinary course of their businesses. We have not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or other parties regarding the sale of our common stock or warrants hereunder to date. As of the date of this prospectus, there were no special selling arrangements between any broker-dealer or other person and the Company. No period of time has been fixed within which the securities will be offered or sold.
     If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.
Agents
     We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.
Underwriters
     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless the prospectus supplement provides otherwise, underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.
Dealers
     We also may sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
Direct Sales and Institutional Purchases
     We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.
     Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.
Stabilization Activities
     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Such activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the NASDAQ Capital Market or otherwise.
Passive Market Making
     Any underwriters who are qualified market markers on the NASDAQ Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Costs
     We will bear all costs, expenses and fees in connection with the registration of our common stock and warrants, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF COMMON STOCK
     The following description of our common stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Organization and By-laws (each as amended and restated to date), and by the applicable provisions of Massachusetts law.
General
     Our current authorized capital stock consists of 7,000,000 shares of common stock, par value $0.10 per share, of which 1,826,319 shares were issued and outstanding as of March 26, 2011.
Common Stock
     Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s shareholders. At meetings at which action is to be taken, the presence in person or by proxy of the holders of a majority in interest of the shares of common stock issued and outstanding and entitled to vote is required to constitute a quorum. Except as otherwise provided by law, the Articles of Organization or the By-laws of the Company, all action taken by the holders of a majority of the shares of stock voting on such matter at any meeting at which a quorum is present shall be valid and binding upon the Company, although directors are elected by a plurality of the votes cast by the shares entitled to vote on the election of directors.
     Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any then outstanding preferred stock. Upon the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.
     Holders of our common stock are not entitled to pre-emptive rights or any rights of conversion. Shares of our common stock are, and any shares sold pursuant to the registration statement of which this prospectus is a part will be when issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock may be subject, and may be adversely affected by, the rights of holders of shares of any series or class of preferred stock that we may designate and issue in the future, if any.
     Our common stock is traded on the NASDAQ Capital Market under the symbol TCCO. On June 3, 2011, the closing price of our common stock as reported on the NASDAQ Capital Market was $8.29 per share.
Options
     As of March 26, 2011, we had outstanding stock options to purchase an aggregate 259,253 shares of our common stock at exercise prices ranging from $0.99 to $11.84 per share. All of such options were issued under the Company’s stock option plans outstanding as of March 26, 2011: the Technical Communications Corporation 2010 Equity Incentive Plan (as amended and restated), the 2005 Non-Statutory Stock Option Plan and the 2001 Stock Option Plan. There are an aggregate of 750,000 shares authorized under these plans. Vesting periods are at the discretion of the Board of Directors and typically range between zero and five years. Options under these plans are granted with an exercise price equal to at least the fair            market value at time of grant and have a term of five or ten years from the date of grant. As of March 26, 2011, there were no shares available for new option grants under the 2001 Stock Option Plan, there were 41,559 shares available for grant under the 2005 Non-Statutory Stock Option Plan and there were 57,335 shares available for grant under the 2010 Equity Incentive Plan.
Shareholder Rights Plan
     TCC has adopted a Shareholder Rights Plan pursuant to which the Board of Directors declared a dividend distribution of one common stock purchase right for each outstanding share of common stock. Each right, once exercisable, entitles the holder (other than the acquiring person or group) to purchase from us one share of common stock at a price of $25.00, subject to certain adjustments. Until the rights become exercisable they will trade automatically with the common stock and separate certificates will not be issued.

     The rights, unless earlier redeemed by the Board, become exercisable upon the close of business on the day which is the earlier of (i) the 10th business day following a public announcement that a person or group of affiliated or associated persons (with certain exceptions) has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company, and (ii) the 10th business day (or such later date as determined by the Board) after the date of the commencement by any person of a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an “acquiring person” as defined in the rights plan. The rights expire at the close of business on August 5, 2014, unless earlier redeemed or exchanged by us as described below.
     Unless the rights are earlier redeemed, in the event that a person or group becomes an “acquiring person,” the rights plan provides that proper provisions will be made so that each holder of record of a right (other than rights beneficially owned by an acquiring person and certain of its affiliates, associates and transferees) will thereafter have the right to receive, upon payment of the exercise price, that number of shares of common stock having a fair market value determined in accordance with the rights plan at the time of the transaction equal to approximately two times the exercise price (such value to be determined with reference to the fair market value of our common stock as provided in the plan).
     In addition, unless the rights are earlier redeemed or exchanged, in the event that, after the time that a person or group becomes an acquiring person, we were to be acquired in a merger or other business combination (in which any shares of common stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the rights plan provides that proper provision will be made so that each holder of record of a right (other than rights beneficially owned by an acquiring person and certain of its affiliates, associates and transferees) will have the right to receive, upon payment of the exercise price, that number of shares of common stock of the acquiring company having a fair market value at the time of such transaction determined in accordance with the rights plan equal to approximately two times the exercise price.
     At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board may exchange the rights, in whole or in part, for that number of shares of common stock having a fair market value on the date such person or group became an acquiring person equal to the excess of (i) the fair market value of common stock issuable upon the exercise of the rights over (ii) the exercise price of the rights, in each case subject to anti-dilution adjustments.
     At any time prior to the close of business on the 10th business day after there has been a public announcement that a person has become an acquiring person or such earlier date as a majority of the Board shall become aware of the existence of an acquiring person, we may redeem the rights in whole, but not in part, at a price of $.001 per right. Immediately upon the effective time of such Board action, the right to exercise the rights will terminate and the only right of the holders will be to receive the redemption price.
     For as long as the rights are then redeemable, we may, except with respect to the redemption price, amend the rights in any manner, including extending the time period in which the rights may be redeemed. At any time when the rights are not then redeemable, we may amend the rights in any manner that does not materially adversely affect the interests of holders of the rights as such. Until a right is exercised, the holder, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends with respect to the rights.
Effects of Certain Provisions of Our Articles of Organization and By-Laws and Massachusetts Law
     Certain provisions of our Articles of Organization and By-laws, as well as applicable Massachusetts law and our Shareholder Rights Plan, may be deemed to have an anti-takeover effect and may delay, defer or prevent a change in control or takeover attempt that a shareholder may deem in his, her or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. They include:

Staggered Board
     Our Articles of Organization and By-laws provide, pursuant to the Massachusetts Business Corporation Act, that the terms of our directors be staggered by dividing the number of directors into three groups, as nearly equal in number as possible, with the number of directors subject to such requirement being fixed by a vote of the Board. The Company’s Board of Directors currently consists of four directors divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. A staggered Board may have the effect of making it more difficult for a third party to acquire control of TCC, or of discouraging a third party from acquiring control of the Company.
Special Meetings of Shareholders
     Our By-laws provide that special meetings of shareholders may be called by the President, Chairman of the Board or by a vote of the Board of Directors. They also shall be called by the Secretary upon the written request of one or more shareholders who hold at least 40% in interest of the capital stock entitled to vote at such meeting. Such a high ownership threshold may make it difficult for shareholders to call a special meeting of shareholders.
Authorized but Unissued Shares
     The authorized but unissued shares of our common stock are available for future issuance without shareholder approval, subject to any limitations imposed by The NASDAQ Stock Market. These additional shares may be utilized for a variety of corporate purposes. In particular, although our Board of Directors has no present intention to do so, it could issue shares of stock that could, depending on the terms, impede the completion of a merger, tender offer, proxy contest or other takeover attempt. Our Board may determine that the issuance of such shares of stock is in the best interest of the Company and our shareholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interest or in which shareholders might receive a premium for their stock over the then-current market price.
Advance Notice Requirements for Director Nominations and Shareholder Proposals
     Our By-laws provide that a shareholder seeking to nominate candidates for election as directors must provide timely notice of such shareholder’s intention. Shareholders who wish to nominate qualified candidates must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company, of a proposed nominee. Submissions may be by mail, courier or personal delivery, and e-mail submissions will not be considered. In order to ensure meaningful consideration of such candidates, notice must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders.
     If a shareholder desires to have a proposal included in the Company’s proxy statement, notice of such proposal must be received not less than 120 days prior to the first anniversary of the date of the Company’s notice of the previous year’s annual meeting and must comply with the applicable requirements of federal securities laws. Shareholder proposals received outside this process will be considered untimely if the Company is not provided written notice thereof at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy materials. These advance notice provisions may preclude shareholders from bringing matters before a meeting or from making nominations for directors.
Chapter 110F
     We are subject to the provisions of Chapter 110F of the General Laws of Massachusetts. Subject to certain exceptions, Chapter 110F prohibits a Massachusetts corporation with more than 200 shareholders from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date on which such person became an interested shareholder, unless the interested shareholder obtains the approval of the Board of Directors prior to becoming an interested shareholder or unless the business combination is approved by both the Board of Directors and the holders of two-thirds of the voting stock of the corporation (excluding shares held by the interested shareholder). A “business combination” is defined to include a merger, consolidation, certain stock and asset sales and other transactions resulting in a financial benefit to the interested shareholder. Subject to various exceptions, an “interested shareholder” is a person who, together with affiliates and associates, owns, or within the past three years did own, 5% or more of a corporation’s voting stock. This statutory provision could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire the Company.
Shareholder Rights Plan
     The rights granted pursuant to the Company’s Shareholder Rights Plan, described above, have certain anti-takeover effects. Such rights will cause dilution to a person or group who attempts to acquire the Company on terms not approved by the Company’s Board of Directors. The rights should not interfere with any merger or other business combination approved by the Board since they may be redeemed by the Company at $.001 per right at any time prior to the close of business on the 10th business day after there has been a public announcement that a person or group has become an “acquiring person” or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an acquiring person.
Transfer Agent and Registrar
     Our stock transfer agent is American Stock Transfer, 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (212) 936-5100.
DESCRIPTION OF WARRANTS
     This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.
     We may issue warrants for the purchase of common stock, and such warrants may be issued independently or together with common stock.
     We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
     The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.
     The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
     The Company currently does not have any outstanding warrants.
Exercise of Warrant
     Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.
     Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate may be issued for the remaining warrants.
Enforceability of Rights by Holders of Warrants
     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.
     Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the capital stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DIVIDEND POLICY
     Dividends may be paid on TCC’s common stock out of funds legally available for dividends, when and if declared by our Board of Directors.
LEGAL MATTERS
     Certain legal matters with respect to the securities offered hereby have been passed upon by White White & Van Etten PC, 55 Cambridge Parkway, Cambridge, Massachusetts 02142. David A. White, Esq., a director and shareholder of such firm, is Secretary of the Company.
EXPERTS
     Our consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended September 25, 2010 have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.
     Our consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended September 26, 2009 have been audited by Caturano and Company, Inc. (formerly Caturano and Company, P.C.), independent registered public accounting firm, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” in this prospectus the information in certain other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the Commission. The documents we are incorporating by reference are:
1.	Our Annual Report on Form 10-K for the fiscal year ended September 25, 2010 as filed with the SEC on December 22, 2010;

2.	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 25, 2010 and March 26, 2011 as filed with the SEC on February 8, 2011 and May 10, 2011, respectively;

3.	Our Current Reports on Form 8-K as filed with the SEC on February 8, 2011, February 10, 2011, February 14, 2011, May 9, 2011 and May 27, 2011;

4.	Our definitive Proxy Statement, dated January 7, 2011, relating to the Annual Meeting of Stockholders held on February 7, 2011, as filed with the SEC on January 7, 2011;

5.	The description of our common stock ($.10 par value) contained herein and in the Company’s registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
In addition to the documents set forth above, all documents we file in the future pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement and prior to such time as the Company files a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of any related prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated herein supersedes or modifies such statement. Any such statement so superseded or modified shall not be deemed, except as so superseded or modified, to constitute a part hereof.
     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information incorporated by reference in this prospectus but not delivered with this prospectus, upon written or oral request, at no charge. Requests for such copies should be directed to Michael P. Malone, the Company’s Chief Financial Officer, at Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742; telephone: (978) 287-5100. Please also see the section captioned “Where You Can Find More Information” below for important information about the reports and other information we file with the SEC and the services provided by the SEC’s Public Reference Room.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act we file annual, quarterly and current reports, as well as proxy statements and other information, with the SEC. These reports and other information are not incorporated by reference in this prospectus and do not form a part of this prospectus except as stated above under “Incorporation of Certain Information by Reference.” You may read and copy these reports and any other materials filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Note, too, that the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
     We will distribute annual reports to our stockholders, including financial statements examined and reported on by independent registered public accounting firm. We also will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement of which it is a part, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Michael P. Malone, the Company’s Chief Financial Officer, as set forth above.
     We have filed a registration statement on Form S-3 (together with all amendments and exhibits, which we refer to as the registration statement) with the SEC under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information in the registration statement. For further information about us and our securities, see the registration statement and its exhibits. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
     The expenses to be borne by TCC in connection with this offering are as follows:

SEC Registration Fee	$580.50

Legal Fees and Expenses	$10,000	*

Accounting Fees and Expenses	$5,000	*

Transfer Agent Fees and Expenses	$5,000	*

Miscellaneous Expenses	$5,000	*

Total	$25,580.50

*Estimated as permitted under Rule 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers.
     Massachusetts Business Corporation Act
     Directors
     Section 8.51 of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if (1) the director conducted himself or herself in good faith, reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) the director engaged in conduct for which he or she shall not be liable under a provision of the articles of organization authorized by the statute. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct.
     Section 8.52 of the statute further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
     Unless ordered by a court under the MBCA, a corporation may not indemnify a director if the director’s conduct did not satisfy the standards set forth above. A determination must be made as to whether indemnification of the director is permissible because he or she has met the relevant standard of conduct. Such determination shall be made pursuant to Section 8.55 of the MBCA as follows:
(1)	if there are 2 or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of 2 or more disinterested directors appointed by vote;
(2)	by special legal counsel
(i)	selected in the manner prescribed in clause (1) above; or

(ii)	if there are fewer than two disinterested directors, selected by the Board of Directors, in which selection directors who do not qualify as disinterested directors may participate; or
(3)	by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
     A corporation also may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, under Section 8.53 of the MBCA, if the director delivers to the corporation: (1) a written affirmation of his or her good faith belief that the director has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of organization as authorized by the statute; and (2) a written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the relevant standard of conduct. Any such undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.
     Officers
     Section 8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of a corporation who is a party to a proceeding because he or she is an officer of the corporation (1) to the same extent as a director; and (2) if he or she is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
     An officer of a corporation who is not a director is entitled to mandatory indemnification as set forth above for directors, and may apply to a court under the statute for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.
Articles of Organization and By-laws
     Article 6 of the Company’s Articles of Organization, as amended, states that except as provided below, each “officer” of the corporation (defined as any person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors, and including an officer’s heirs or personal representatives) shall be indemnified by the Company against all “expenses” incurred by him or her in connection with any “proceeding” in which he or she is involved as a result of serving or having served as an officer of the corporation or, at the request of the corporation, as a director, officer, employee or other agent of any other organization.
     No indemnification shall be provided to an officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he or she did not act in good faith in the reasonable belief that his or her action was in the best interests of the Company.
     In the event that a proceeding is compromised or settled so as to improve any liability or obligation upon an officer or the Company, no indemnification shall be provided to the officer with respect to a matter if the Company has obtained an opinion of counsel that with respect to such matter the officer did not act in good faith in the reasonable belief that his action was in the best interests of the Company.
     To the extent authorized by the Board of Directors or the shareholders, the Company may pay indemnification in advance of final disposition of a proceeding upon receipt of an undertaking by the person indemnified to repay such indemnification if he or she shall be adjudicated to be not entitled to indemnification.
     “Expense” is defined to mean any liability fixed by a judgment, order, decree, or award in a proceeding, any amount reasonably paid in settlement of a proceeding and any professional fees and other disbursements reasonably incurred in a proceeding. “Proceeding” is defined to mean any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.

Item 16.	Exhibits and Financial Statement Schedules.
     See Exhibit Index, incorporated herein by reference.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
     Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in said act and will be governed by the final adjudication of such issue.
(i) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Concord, Commonwealth of Massachusetts, on this 8th day of June, 2011.

TECHNICAL COMMUNICATIONS CORPORATION
By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Carl H. Guild, Jr. Carl H. Guild, Jr.	President, Chief Executive Officer Officer and Chairman of the Board (Principal executive officer)	June 8, 2011

/s/ Michael P. Malone Michael P. Malone	Chief Financial Officer, Treasurer and Assistant Secretary (Principal financial and accounting officer)	June 8, 2011

/s/ Mitchell B. Briskin Mitchell B. Briskin	Director	June 8, 2011

/s/ Thomas E. Peoples Thomas E. Peoples	Director	June 8, 2011

EXHIBIT INDEX
     The exhibits marked with (*) are filed herewith, the exhibits marked with (^) have been previously filed, and the exhibits marked with (+) will be filed subsequently if and when required. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference.
3.1	Articles of Organization of the Company (incorporated by reference to the Company’s Annual Report for 2005 on Form 10-KSB, filed with the Securities and Exchange Commission on December 21, 2005)
3.2	By-laws of the Company (incorporated by reference to the Company’s 8-K filed with the Securities and Exchange Commission on May 5, 1998)
4.1	Rights Agreement, dated as of August 6, 2004, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to the Company’s 8-K filed with the Securities and Exchange Commission on August 5, 2004)

4.2+	Form of Common Stock Warrant Agreement (together with form of warrant certificate)

5^	Opinion of White White & Van Etten PC

23.1*	Consent of McGladrey & Pullen, LLP, independent registered public accounting firm.

23.2*	Consent of Caturano and Company, Inc. (formerly Caturano and Company, P.C.), independent registered public accounting firm.

23.3^	Consent of White White & Van Etten PC (included in Exhibit 5 hereto).